Exhibit 5.1

November 29, 2022

File No.: 312656.00005/19339

Versus Systems Inc.

6701 Center Drive West, Suite 480

Los Angeles, CA 90445

Re:	Versus Systems Inc.

Ladies and Gentlemen:

We have acted as British Columbia counsel to Versus Systems Inc., a British Columbia corporation (the “Company”), in connection with the Company’s Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (File No. 333-267896) (the “Registration Statement”) with respect to the registration of the proposed offer and sale (the “Offering”) of an aggregate of up to US$2,400,002 of securities of the Company, including units of the Company (each, a “Unit” and collectively, the “Units”), with each Unit consisting of:

(i)	either:

a)	one common share of the Company, with no par value per share (each, a “Unit Share” and collectively, the “Unit Shares”); or

b)	one pre-funded warrant (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”) to purchase one common share of the Company (each a “Pre-Funded Warrant Share” and collectively, the “Pre-Funded Warrant Shares”) at an exercise price of US$0.0001 per share and exercisable at any time until all the Pre-Funded Warrants are exercised in full; and

(ii)	two warrants (each, a “Unit Warrant” and collectively, the “Unit Warrants”) to purchase one common share of the Company each (each, a “Unit Warrant Share” and collectively, the “Unit Warrant Shares”) at an exercise price equal to 100% of the public offering price of the Units, and expire five years from date of issuance.

In addition, the Company has agreed to issue to Roth Capital Partners LLC (the “Placement Agent”), pursuant to terms of a placement agency agreement between the Company and the Placement Agent (the “Placement Agency Agreement”), substantially in the form filed as Exhibit 1.1 to the Registration Statement, as compensation for its services under the Placement Agency Agreement, warrants of the Company (each, an “PA Warrant” and collectively, the “PA Warrants”), substantially in the form filed as Exhibit 4.6 to the Registration Statement (the “PA Warrant Certificate”) representing up to 7% of the aggregate number of Units Shares (or Pre-funded Warrants in lieu of Common Unit Shares) and Unit Warrants sold in the Offering, to purchase up to the same number of common shares in the capital of the Company (each, an “PA Warrant Share”, and together with the Unit Shares, the Pre-funded Warrant Shares and the Unit Warrant Shares, the “Warrant Shares”), exercisable at an exercise price equal to 100% of the public offering price of one Common Unit which expire five years from the date of issuance.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement, (b) the prospectus constituting part of the Registration Statement, (c) the Company’s Certificate of Amalgamation, Certificate of Name Change, Notice of Articles and Articles, as currently in effect, and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering our opinions set forth below, we have assumed: (a) the authenticity of all documents submitted to us as originals, (b) the genuineness of all signatures, (c) the conformity to the authentic of all documents submitted to us as copies and the authenticity of the originals thereof, (d) that all facts, information, representation and warranties set forth in the records, documents and certificates we have reviewed , including official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials, (e) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof, (f) the legal capacity for all purposes relevant hereto of all persons, and (g) the issue price and exercise price, as applicable, for each Unit, Unit Share, Pre-Funded Warrant, Pre-Funded Warrant Share, Unit Warrant, Unit Warrant Share, PA Warrant and PA Warrant Share will be set by the board of directors of the Company (the “Board”) or the person, persons or committee duly authorized by the Board, prior to the issuance of any such Unit, Unit Share, Pre-Funded Warrant, Pre-Funded Warrant Share, Unit Warrant, Unit Warrant Share, PA Warrant or PA Warrant Share in accordance with the Business Corporations Act (British Columbia), the Articles and any applicable resolution or authorization of the Board duly authorizing such person, persons or committee, as applicable, (the “Pricing Resolutions”).

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon the oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, except for the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder. In our capacity as counsel to the Company in connection with the registration of the Registration Statement, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of the Applicable Law (as defined below), in the manner presently proposed.

Our opinion is expressed only with respect to the laws of the Province of British Columbia (the “Applicable Law”). We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We assume no obligation to revise or supplement this opinion should any Applicable Laws be changed subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof. Where our opinion refers to any of the securities or shares as being "fully paid and non-assessable", no opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

On the basis of the foregoing, and in reliance thereon, we are of the opinion as of the date hereof that:

1.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of a securities purchase agreement substantially in the form filed as Exhibit 10.11 to the Registration Statement (a “Purchase Agreement”), the Unit Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

2.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of a Purchase Agreement and a pre-funded common share purchase warrant certificate substantially in the form filed as Exhibit 4.5 to the Registration Statement (the “Pre-Funded Warrant Certificate”), the Pre-Funded Warrants included in the Units will be duly authorized and will be validly issued and fully paid and non-assessable securities of the Company.

3.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of a Purchase Agreement and a common share purchase warrant certificate substantially in the form filed as Exhibit 4.4 to the Registration Statement (the “Warrant Certificate”), the Unit Warrants included in the Units will be duly authorized and will be validly issued and fully paid and non-assessable securities of the Company.

4.	When issued and paid for, in such amount as shall be determined pursuant to the Pricing Resolutions, as contemplated in the Registration Statement in accordance with the terms of the Pre-Funded Warrant Certificate, the Warrant Certificate or the PA Warrant Certificate, as applicable, the Warrant Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement, and to the reference to our firm under the headings “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP